EXHIBIT 24.2

                               POWER OF ATTORNEY

         The undersigned director of Apple Suites, Inc., a Virginia corporation (the "Corporation"), hereby constitutes and appoints Glade M. Knight and Stanley
J. Olander, Jr. as the undersigned's true and lawful attorneys-in-fact, with full power and authority to act, either jointly or separately, in the name of the undersigned and on behalf of the undersigned in connection with the offering and registration of the common shares of the Corporation (the "Securities Matters"). Without limiting the scope of the foregoing, the undersigned acknowledges and agrees that each attorney-in-fact named above shall have the authority to take all of the following actions: (1) to execute, in the name of the undersigned, registration statements and other documents (including amendments) relating to the Securities Matters; (2) to file such documents, on behalf of the undersigned, with the United States Securities and Exchange Commission and with state securities commissions; and (3) to perform any and all other acts that are necessary or appropriate to accomplish the foregoing.

Effective Date:   December 15, 1999

                                                /s/  Bruce H. Matson
                                                --------------------
                                                     Bruce H. Matson